EXHIBIT 99.1

Star Group, L.P. Declares Quarterly Distribution of 18.50 Cents per Unit

STAMFORD, Conn., Jan. 15, 2026 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today declared its quarterly distribution of $0.1850 per common unit for the three months ended December 31, 2025.

  Record date: January 26, 2026
  Payment date: February 4, 2026

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events on wholesale product cost volatility, tariff regimes, including newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or additional U.S. tariffs, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, pandemic and future global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including federal, state and municipal laws restricting greenhouse gases ("GHG") emissions and federal, state and local environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2025. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

CONTACT:
Star Group, L. P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com